Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles J. Dockendorff, John H. Masterson and John W. Kapples his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 and any subsequent registration statement the Company may hereafter file with the Securities and Exchange Commission pursuant to Rule 462 under the Securities Act of 1933 to register additional ordinary shares, and to file this Registration Statement and any subsequent registration statement and all amendments thereto, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand on July 17, 2013

/s/ José E. Almeida	/s/ Charles J. Dockendorff
José E. Almeida Chairman of the Board, President and Chief Executive Officer (principal executive officer)	Charles J. Dockendorff Executive Vice President, Chief Financial Officer and Authorized Representative in the United States (principal financial officer)
/s/ Richard G. Brown, Jr.	/s/ Joy A. Amundson
Richard G. Brown, Jr. Vice President, Chief Accounting Officer and Controller (principal accounting officer)	Joy A. Amundson Director
/s/ Craig Arnold	/s/ Robert H. Brust
Craig Arnold Director	Robert H. Brust Director
/s/ John M. Connors, Jr.	/s/ Christopher J. Coughlin
John M. Connors, Jr. Director	Christopher J. Coughlin Director
/s/ Randall J. Hogan, III	/s/ Martin D. Madaus
Randall J. Hogan, III Director	Martin D. Madaus Director
/s/ Dennis H. Reilley	/s/ Joseph A. Zaccagnino
Dennis H. Reilley Director	Joseph A. Zaccagnino Director